                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549
                                  ----------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                          SEQUUS PHARMACEUTICALS, INC.
          ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             Delaware                                            94-3031834
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(State of incorporation or organization)                    (I.R.S. employer
                                                             identification no.)


               960 HAMILTON COURT, MENLO PARK, CALIFORNIA  94025
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                    (Address of principal executive offices)

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
If this form relates to the registration              If this form relates to the registration
of a class of debt securities and is                  of a class of debt securities and is to
effective upon filing pursuant to General             become effective simultaneously with the
Instruction A(c)(1) please check the                  effectiveness of a concurrent registration
following box.  [ ]                                   statement under the Securities Act of 1933
                                                      pursuant to General Instruction A(c)(2)
                                                      please check the following box.  [ ]
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Securities to be registered pursuant to Section 12(b) of the Act:


     None
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Securities to be registered pursuant to Section 12(g) of the Act:


     $      Convertible Exchangeable Preferred Stock.
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ITEM 1.   Description of Registrant's Securities to be Registered
          -------------------------------------------------------

          Incorporated by reference to page 50 of the preliminary prospectus contained in Registrant's Registration Statement on Form S-3 (File No. 333-21235) filed with the Commission on February 6, 1997 (the "S-3 Registration Statement").


ITEM 2.   Exhibits
          --------

          The following exhibits are filed as a part of this registration statement:

          1.1       Form of Certificate for Preferred Stock of the Company/1/

          2.1       Certificate of Incorporation of the Company, as amended/2/

          2.2 Form of Certificate of Powers, Designations, Preferences and Rights of the Preferred Stock/3/

          2.3       By-laws of the Company, as amended/4/

          3.1 Form of Indenture between the Company and Chemical Trust Company of California, as Trustee/5/

          3.2       Form of Debenture (included in Exhibit 3.1)

------------------------
/1/  Incorporated by reference to Exhibit 3.3 to the S-3 Registration Statement.

/2/  Incorporated by reference to Exhibit 3.1 to the S-3 Registration Statement.

/3/  Incorporated by reference to Exhibit 3.2 of the S-3 Registration Statement.

/4/ Incorporated by reference to Exhibit 3.2 of the S-1 Registration Statement (File No. 33-13332).

/5/  Incorporated by reference to Exhibit 4.1 of the S-3 Registration Statement.

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

                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  February 5, 1997             SEQUUS PHARMACEUTICALS, INC.



                                    By:/s/ Donald J. Stewart
                                       --------------------------
                                       Donald J. Stewart
                                       Vice President, Finance


                                      -3-
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                               Index to Exhibits
                               -----------------
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
                                                     Page No.
                                                     --------
1.1      Form of Certificate for Preferred        Incorporated by
         Stock of the Company                     Reference

2.1      Certificate of Incorporation of          Incorporated by
         the Company, as amended                  Reference

2.2      Certificate of Powers, Designation,      Incorporated by
         Preferences and Rights of the            Reference
         Preferred Stock

2.3      By-laws of the Company, as amended       Incorporated by
                                                  Reference

3.1      Form of Indenture between the Company    Incorporated by
         and Chemical Trust Company of            Reference
         California, as Trustee

3.2      Form of Debenture (included in           Incorporated by
         Exhibit 3.1)                             Reference
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